UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2011

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 589-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or formed address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On October 31, 2011, MF Global Holdings Ltd. (the “Company” or “MF Global”) and its subsidiary, MF Global Finance USA Inc., filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). The Chapter 11 petition have been assigned to the Honorable Judge Martin Glenn and are being jointly administered under the caption “In re MF Global Holdings, Ltd., et al.” Case No. 11-15059 (MG). MF Global will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

On October 31, 2011, MF Global issued a press release relating to the filing of the Chapter 11 voluntary petition described above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on October 31, 2011, the Securities Investor Protection Corporation initiated proceedings in the United States District Court for the Southern District of New York for the liquidation of MF Global Inc., the principal U.S. operating subsidiary of MF Global. The liquidation proceeding was initiated under the caption “Securities Investor Protection Corporation v. MF Global Inc.” Case No. 11 CIV 7750 and James W. Giddens was appointed as trustee for the liquidation of the business of MF Global Inc. The matter was removed to the United States Bankruptcy Court for the Southern District of New York for further proceedings. The liquidation of MF Global Inc. has been assigned to the Honorable Judge Martin Glenn and is being administered under the caption “In re MF Global Inc.” Case No. 11-2790 (MG) SIPA. Furthermore, on October 31, 2011, the Financial Services Authority confirmed that MF Global’s U.K. operating subsidiary, MF Global UK Limited, has entered the U.K.’s Special Administration Regime, and Richard Fleming, Richard Heis and Mike Pink of KPMG LLP have been appointed as joint special administrators.

Item 1.02 Termination of a Material Definitive Agreement

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Direct Financial Obligations

The filing of the voluntary petition for relief described in Item 1.03 above (the “Voluntary Petition”) constituted an event of default or termination event and caused the automatic and immediate acceleration of debt outstanding under a number of instruments and agreements relating to direct financial obligations of MF Global (the “Accelerated Direct Financial Obligations”). MF Global believes that any efforts to enforce the payment obligations under the Accelerated Direct Financial Obligations are stayed as a result of the filing of the Voluntary Petition. The material Accelerated Direct Financial Obligations include:

•	$1,016.1 million of senior, unsecured indebtedness issued and outstanding as of September 30, 2011, under the following indentures:

•	Indenture, dated as of June 25, 2008, as amended by the First Supplemental Indenture, dated as of January 4, 2010, in each case between MF Global and Deutsche Bank Trust Company Americas, as Trustee;

•

Senior Debt Indenture, dated February 11, 2011, as amended by the First Supplement Indenture, dated as of February 11, 2011, the Second Supplemental Indenture, dated as of April 11, 2011, the Third Supplemental Indenture, dated as of August 2, 2011, and the Fourth Supplemental Indenture, dated as of August 8, 2011, in each case between MF Global and Deutsche Bank Trust Company Americas, as trustee;

•

$1.2 billion of senior, unsecured indebtedness under MF Global’s $1.2 billion five-year Revolving Credit Facility, dated as of June 15, 2007, as amended on June 29, 2010, by and among MF Global Finance USA Inc., MF Global Finance Europe Limited, MF Global Holdings Ltd., the several banks and other financial institutions parties thereto, Citibank N.A. and Bank of America, N.A., as syndication agents, JPMorgan Chase Bank, N.A., as administrative agent, and the parties named as documentation agents thereto (the “Liquidity Facility”).

In addition, the Voluntary Petition constituted an event of default under, and caused the automatic and immediate acceleration of, $210 million of outstanding senior, secured indebtedness of MF Global Inc., MF Global’s subsidiary, which was drawn under its $300,000,000 Revolving Credit Facility, dated as of June 29, 2011, among MF Global Inc., MF Global Holdings Ltd., MF Global Finance USA Inc., the several lenders thereto, Harris N.A., Citigroup Global Markets Inc., Bank of America, N.A., as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent (the “Secured Credit Facility”). The commitments under both the Liquidity Facility and the Secured Credit Facility terminated automatically upon the filing of the Voluntary Petition.

Furthermore, MF Global and its affiliates are parties to a large number of swaps, options, forwards and other derivative contracts with a variety of counterparties, including exchanges and other central counterparty clearinghouses. These derivatives are governed by numerous master agreements. The filing of the Voluntary Petition constituted an event of default and automatic early termination under many of these master agreements and, in other instances, constituted an event of default allowing the applicable counterparties to terminate the agreements. The accelerated obligations under these agreements are expected to be material, but MF Global is unable to specify their amount at this time.

Off-Balance Sheet Arrangements

The filing of the Voluntary Petition may also have constituted an event of default or termination event and caused the automatic and immediate acceleration of debt outstanding under other instruments and agreements relating to off-balance sheet arrangements of MF Global or have led to termination of such instruments and agreements by the applicable counterparties (the “Accelerated Off-Balance Sheet Obligations”). Additional information regarding MF Global’s off-balance sheet arrangements is available in MF Global’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2011, NYSE Regulation, Inc. (“NYSE Regulation”) announced the immediate suspension of trading on the New York Stock Exchange (the “NYSE”) of the common stock of MF Global. NYSE Regulation determined that MF Global is no longer suitable for listing in light of the filing of the Voluntary Petition, which is sufficient grounds for the commencement of delisting procedures according to Section 802.01D of the NYSE’s Listed Company Manual. In its announcement regarding the suspension, NYSE Regulation noted the uncertainty as to the timing and outcome of the bankruptcy process as well as the effect of this process on MF Global’s common stockholders. Separately, as part of its assessment, NYSE Regulation also considered MF Global’s most recently filed quarterly net loss for the period ended September 30, 2011, as well as recent credit rating agency downgrades during the week of October 24, 2011, and the ongoing liquidity position of MF Global.

At this time MF Global does not intend to take any action to appeal the NYSE’s decision and therefore, it is expected that MF Global’s common stock will be delisted after completion by the NYSE of application to the Securities and Exchange Commission.

Item 8.01 Other Events

In light of the events described above in Item 1.03, the quarterly dividend payment for MF Global’s 6% Cumulative Convertible Preferred Stock, Series A and its 9.75% Non-Cumulative Convertible Preferred Stock, Series B, which was scheduled to be paid on November 15, 2011 to holders of record as of November 1, 2011, will not be paid.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

99.1	Press Release dated October 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: November 3, 2011	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 31, 2011